As filed with the Securities and Exchange Commission on March 8, 2012

Registration No. 333-175530

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BankUnited, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6035	27-0162450
(State or Other Jurisdiction	(Primary Standard Industrial	(IRS Employer
of Incorporation or Organization)	Classification Code Number)	Identification Number)

14817 Oak Lane

Miami Lakes, FL 33016

(305) 569-2000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John A. Kanas

Chairman, President and Chief Executive Officer

14817 Oak Lane

Miami Lakes, FL 33016

(305) 569-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

William S. Rubenstein, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036

(212) 735-3000

Not Applicable
Approximate Date of Commencement of Proposed Sale to the Public:

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:  ☐

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)  ☐

PART II

EXPLANATORY NOTE

In accordance with the undertaking of BankUnited, Inc. set forth in the registration statement on Form S-4 (the “Registration Statement”), File No. 333-175530, declared effective on November 14, 2011, BankUnited, Inc. is filing this Post-Effective Amendment No. 1 to deregister an aggregate of 161,953 shares of its common stock, par value $0.01 per share (the “Common Stock”), previously registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement and issuable to the holders of Herald National Bank (“Herald”) common and preferred stock in connection with the merger (the “Merger”) of a direct, wholly-owned subsidiary of BankUnited, Inc. with and into Herald, with Herald surviving as a wholly-owned subsidiary of BankUnited, Inc.

Pursuant to the Registration Statement, 1,838,013 shares of Common Stock were registered.  Upon completion of the Merger on February 29, 2012, BankUnited, Inc. issued a total of 1,676,060 shares of Common Stock to former shareholders of Herald.  Therefore, in accordance with its undertaking set forth in the Registration Statement, BankUnited, Inc. hereby removes from registration the remaining 161,953 shares of Common Stock previously registered on the Registration Statement.

Item 21.                            Exhibits and Financial Statement Schedules

Exhibit Index

Exhibit Number	Description	Location
24.1	Power of Attorney	Previously filed on the signature page to BankUnited, Inc.’s Registration Statement on Form S-4 filed July 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to the Registration Statement on Form S-4 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Lakes, State of Florida, on March 8, 2012.

BANKUNITED, INC.

By:	/s/ John A. Kanas
John A. Kanas
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the date indicated.

	Signature	Title	Date

	/s/ John A. Kanas	Chairman, President and Chief Executive Officer (Principal Executive Officer) and Director	March 8, 2012
John A. Kanas

	/s/ Douglas J. Pauls	Chief Financial Officer (Principal Financial and Accounting Officer)	March 8, 2012
Douglas J. Pauls

	*	Vice Chairman, Chief Lending Officer and Director	March 8, 2012
John Bohlsen

	*	Director	March 8, 2012
Chinh E. Chu

	*	Director	March 8, 2012
Ambassador Sue M. Cobb

	*	Director	March 8, 2012
Eugene F. DeMark

	*	Director	March 8, 2012
Richard S. LeFrak

	*	Director	March 8, 2012
Wilbur L. Ross, Jr.

	*	Director	March 8, 2012
Pierre Olivier Sarkozy

	*	Director	March 8, 2012
Lance N. West

*By:	/s/ John A. Kanas
Attorney-in-fact